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                                                                    EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) of Analog Devices, Inc. pertaining to the Analog Devices, Inc. Deferred Compensation Plan of our report dated November 30, 1999, with respect to the consolidated financial statements of Analog Devices, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended October 30, 1999, and our report dated January 25, 2000 with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                                                              ERNST & YOUNG LLP

Boston, Massachusetts
June 21, 2000











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